RESIGNATION

To the Members of the Board of Directors of Bassline Productions, Inc.:

I, Lisa Rubin do hereby agree and acknowledge that effective upon the appointment of Tamio Stehrenberger as director and officers of Bassline Productions, Inc. (the “Company”), I hereby resign in all capacities as Director of the Company, and from any and all other positions as an officer or employee of the Company which I hold, and agree that any and all powers associated with my former positions of the Company are hereby terminated effective as of the date hereof.

Dated: January 3, 2012

/s/ Lisa Rubin
Lisa Rubin